Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, McGovern, Hurley, Cunningham, LLP, hereby consent to the reference of our firm under the caption "Experts" and the inclusion of our report dated January 26, 2010 except for Note 7 which is as at March 8, 2010 on the financial statements of God's Lake Resources Inc. (the "Company") included in its Registration Statement on Form 20-F being filed by the Company for the fiscal years ended December 31, 2009 and 2008.

/s/ McGOVERN, HURLEY, CUNNINGHAM, LLP

Toronto, Ontario, Canada	Chartered Accountants
April 20, 2010	Licensed Public Accountants